[UHY LDMB ADVISORS INC. Letterhead]


September 19, 2005

PRIVATE AND CONFIDENTIAL
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Securities and Exchange Commission
Washington, DC 20549
Dear Sirs / Mesdames:

We were previously principal accountants for Larrea Biosciences Corporation ("Larrea") and, under the date of July 14, 2005, we reported on the consolidated financial statements of Larrea as of April 30, 2005 and 2004 and for the years ended April 30, 2005 and 2004. On September 12, 2005, we were notified that Larrea engaged R.E. Bassie & Co. as its principal accountant for the year ending April 30, 2006 and that the auditor-client relationship with UHY LDMB Advisors Inc. will cease. We have read Larrea's statements included under Item 4.01 of its Form 8-K dated September 19, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Larrea's statement that the change was approved by its Board of Directors and we are not in a position to agree or disagree with Larrea's statement that R.E. Bassie & Co. were not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Larrea's consolidated financial statements.

Yours very truly,
UHY LDMB ADVISORS INC.
CHARTERED ACCOUNTANTS


/s/ UHY LDMB Advisors Inc.
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